EX-99.906CERT

EXHIBIT 12(b)

SECTION 906 CERTIFICATIONS

SECTION 906 CERTIFICATION

John G. Popp, Chief Executive Officer, and Bruce S. Rosenberg, Chief Financial Officer, of Credit Suisse Opportunity Funds (the “Fund”), each certify to his knowledge that:

(1)           The Fund’s periodic report on Form N-CSR for the period ended April 30, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

/s/ John G. Popp	/s/ Bruce S. Rosenberg
John G. Popp	Bruce S. Rosenberg
Chief Executive Officer	Chief Financial Officer
July 2, 2013	July 2, 2013

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.